                                                                   EXHIBIT 10.27


                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                        ASSOCIATED BRAKE SUPPLY, INC.,

                         CALIFORNIA EQUIPMENT COMPANY

                    CALIFORNIA EQUIPMENT CO. OF SACRAMENTO

                                      AND

                              THE SHAREHOLDERS OF
                       CALIFORNIA EQUIPMENT COMPANY AND
                    CALIFORNIA EQUIPMENT CO. OF SACRAMENTO

                                AUGUST 25, 1999

                               TABLE OF CONTENTS

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                                                                                                          Page
ARTICLE I.         PURCHASE AND SALE....................................................................     1
     1.1.   Estimated Purchase Price....................................................................     1
     1.2.   Post-Closing Purchase Price Adjustment......................................................     2
            (a)    Closing Balance Sheet................................................................     2
            (b)    Closing Balance Sheet Notice.........................................................     2
            (c)    Post-Closing Adjustment..............................................................     3
     1.3.   Transfer of Assets..........................................................................     3
     1.4.   Assumption of Liabilities...................................................................     3
     1.5.   Excluded Liabilities........................................................................     3
     1.6.   Allocation of Purchase Price................................................................     4

ARTICLE II.        CLOSING..............................................................................     5
     2.1.   Closing.....................................................................................     5
     2.2.   Conveyances at Closing......................................................................     5
            (a)    Instruments and Possession...........................................................     5
            (b)    Assumption Document..................................................................     6
            (c)    Form of Instruments..................................................................     6
            (d)    Consents.............................................................................     6
     2.3.   Payment of Estimated Purchase Price.........................................................     6

ARTICLE III.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE EXISTING SHAREHOLDERS........     6
     3.1.   Corporate Organization and Standing.........................................................     6
     3.2.   Authorization...............................................................................     7
     3.3.   No Conflict or Violation....................................................................     7
     3.4.   Facilities..................................................................................     7
            (a)    Actions..............................................................................     7
            (b)    Leases or Other Agreements...........................................................     8
            (c)    Facility Leases and Leased Real Property.............................................     8
            (d)    Certificate of Occupancy.............................................................     8
            (e)    Utilities............................................................................     8
            (f)    Improvements, Fixtures and Equipment.................................................     9
            (g)    Flood Risk...........................................................................     9
            (h)    No Special Assessment................................................................     9
     3.5.   Assets......................................................................................     9
     3.6.   Financial Statements........................................................................    10
     3.7.   Books and Records...........................................................................    10
     3.8.   Litigation..................................................................................    11
     3.9.   Licenses and Permits; Compliance with Laws..................................................    11
     3.10.  Tax Matters.................................................................................    12
     3.11.  Brokers, Finders............................................................................    13
     3.12.  Absence of Certain Changes..................................................................    13
     3.13.  Material Contracts..........................................................................    16
     3.14.  Proprietary Rights..........................................................................    17

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
     3.15.  Labor Matters...............................................................................    19
     3.16.  Consents....................................................................................    20
     3.17.  Employee Benefit Plans; Employment Agreements...............................................    20
            (a)    Plans................................................................................    20
            (b)    Pension and Welfare Benefit Plans....................................................    21
     3.18.  Compliance with Environmental Laws..........................................................    22
            (a)    Definitions..........................................................................    22
            (b)    Notice of Violation..................................................................    24
            (c)    Environmental Conditions.............................................................    24
            (d)    Environmental Audits or Assessments..................................................    24
            (e)    Indemnification Agreements...........................................................    24
            (f)    Releases or Waivers..................................................................    25
            (g)    Notices, Warnings and Records........................................................    25
            (h)    Compliance...........................................................................    25
            (i)    Hazardous Material...................................................................    25
            (j)    Underground Storage Tanks............................................................    25
            (k)    Asbestos Containing Material.........................................................    26
            (l)    Liens................................................................................    26
     3.19.  Certain Business Relationships with the Companies...........................................    26
     3.20.  Undisclosed Liabilities.....................................................................    26
     3.21.  Insurance...................................................................................    26
     3.22.  Accounts Receivable.........................................................................    27
     3.23.  Inventory...................................................................................    27
     3.24.  Payments....................................................................................    27
     3.25.  Customers, Distributors and Suppliers.......................................................    28
     3.26.  Material Misstatements Or Omissions.........................................................    28

ARTICLE IV.        REPRESENTATIONS AND WARRANTIES OF ABS................................................    29
     4.1.   Corporate Organization and Standing.........................................................    29
     4.2.   Authorization...............................................................................    29
     4.3.   No Conflict or Violation....................................................................    29

ARTICLE V.         POST-CLOSING COVENANTS...............................................................    29
     5.1.   Further Assurances..........................................................................    29
     5.2.   Limitations of Benefits and Liabilities.....................................................    29

ARTICLE VI.        CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY ABS................................    30
     6.1.   No Injunctive Proceedings...................................................................    30
     6.2.   Representations and Warranties..............................................................    30
     6.3.   Performance of Agreements; Instruments of Transfer..........................................    30
     6.4.   Compliance Certificate......................................................................    30
     6.5.   Opinion of Counsel..........................................................................    31
     6.6.   Ancillary Agreements........................................................................    31
     6.7.   Consents, Etc...............................................................................    31
     6.8.   Nonforeign Affidavit........................................................................    31

ARTICLE VII.       CONDITIONS TO CONSUMMATION OF THETRANSACTIONS BY THE COMPANIES ANDTHE EXISTING
                   SHAREHOLDERS.........................................................................    31
     7.1.   No Injunctive Proceedings...................................................................    31
     7.2.   Representations and Warranties..............................................................    31
     7.3.   Performance of Agreements; Instruments of Transfer..........................................    31
     7.4.   Compliance Certificate......................................................................    32
     7.5.   Ancillary Agreements........................................................................    32
     7.6.   Consents; Etc...............................................................................    32

ARTICLE VIII.      ACTIONS BY THE PARTIES AFTER THE CLOSING; INDEMNIFICATION............................    32
     8.1.   Collection of Accounts Receivable and Letters of Credit.....................................    32
     8.2.   Assignability and Consents..................................................................    32
     8.3.   Trade Names.................................................................................    33
     8.4.   Indemnification by the Existing Shareholders................................................    33
     8.5.   Indemnification by ABS......................................................................    33
     8.6.   Survival of Representations, Warranties and Covenants.......................................    33
     8.7.   Deductible..................................................................................    33
     8.8.   Notice and Opportunity to Defend............................................................    34
     8.9.   Indemnification Payments....................................................................    34

ARTICLE IX.        MISCELLANEOUS........................................................................    34
     9.1.   Expenses....................................................................................    35
     9.2.   Notices.....................................................................................    35
     9.3.   Counterparts................................................................................    35
     9.4.   Entire Agreement............................................................................    36
     9.5.   Headings....................................................................................    36
     9.6.   Assignment; Amendment of Agreement..........................................................    36
     9.7.   Governing Law...............................................................................    36
     9.8.   Further Assurances..........................................................................    36
     9.9.   No Third-Party Rights.......................................................................    37
     9.10.  Non-Waiver..................................................................................    37
     9.11.  Severability................................................................................    37
     9.12.  Incorporation of Exhibits and Schedules.....................................................    37
     9.13.  Knowledge...................................................................................    37

ANNEX A.................................................................................................   A-1

ANNEX B.................................................................................................   B-1

                           ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of August 25, 1999, is entered into by and among Associated Brake Supply, Inc., a California corporation ("ABS"), California Equipment Company, a California corporation ("Oakland"), California Equipment Co. of Sacramento, a California corporation ("Sacramento" and, together with Oakland, the "Companies"), each of the shareholders of Oakland identified on Annex A hereto (individually, an "Existing Oakland Shareholder" and collectively, the "Existing Oakland Shareholders") and each of the Shareholders of Sacramento identified on Annex A hereto (individually an "Existing Sacramento Shareholder" and collectively, the "Existing Sacramento Shareholders"). The Existing Oakland Shareholders and the Existing Sacramento Shareholders are referred to herein as each an "Existing Shareholder" and collectively as the "Existing Shareholders." ABS, Oakland, Sacramento and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                    RECITALS

          WHEREAS, the Companies own certain Assets (as defined in Annex B) that are used or held for use in their business of distributing aftermarket parts and ancillary services to the domestic heavy duty vehicle market (the "Business");

          WHEREAS, the Existing Shareholders collectively own all of the issued and outstanding voting capital stock of the Companies;

          WHEREAS, ABS desires to acquire and the Companies desire to sell, the Assets, other than the Excluded Assets (as defined in Annex B); and

          WHEREAS, the Existing Shareholders have determined that the transactions set forth in this Agreement are in the best interests of the Companies and such transactions will benefit, directly and indirectly, the Existing Shareholders;

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

                                   ARTICLE I.
                               PURCHASE AND SALE

          1.1. Estimated Purchase Price.  Upon the terms and subject to the
               ------------------------
conditions set forth herein, ABS will purchase from the Companies the Assets for an aggregate purchase price (the "Estimated Purchase Price") of $1,780,000. The Estimated Purchase Price will be payable in three parts, (a) $1,730,000 of which will be paid in cash by wire transfer at the Closing to the Companies, (b) $25,000 of which will be paid in cash by wire transfer at the Closing to R. Sheldon Milligan, Jr. in connection with his consulting agreement with ABS and
(c) $25,000 of which will be paid in cash by wire transfer at the Closing to R. Sheldon Milligan, III in connection with his consulting agreement with ABS.

          1.2. Post-Closing Purchase Price Adjustment.
               --------------------------------------

          (a)  Closing Balance Sheet.  The Existing Shareholders will prepare at
               --------------------
their expense a balance sheet of the Companies dated the Closing Date (the "Closing Balance Sheet"), prepared from the books and records of the Companies and prepared in accordance with generally accepted accounting principles ("GAAP"). The Existing Shareholders will also prepare a calculation, as of the Closing Date based on the Closing Balance Sheet, of Net Asset Value ("Closing Net Asset Value"), which calculation will be prepared in accordance with GAAP and on a basis consistent with the Net Asset Value calculation reflected on
Schedule 1.2 hereto. For such purpose, ABS shall afford the Existing Shareholders and the Existing Shareholders' agents and representatives reasonable access to all books, records and work papers necessary to prepare the Closing Balance Sheet that are in ABS' possession or control. The Existing Shareholders will deliver such Closing Balance Sheet and such calculation to ABS within 30 days after the Closing.

          (b)  Closing Balance Sheet Notice.
               ----------------------------

               (i) Within 15 days of the receipt of the Closing Balance Sheet and the calculation of Closing Net Asset Value, ABS will deliver to the Existing Shareholders a written notice certifying that either (A) it agrees with such Closing Balance Sheet and calculation or (B) it disagrees with such Closing Balance Sheet and calculation, in which case ABS will also provide therewith a reasonably detailed written report stating the basis for disagreement with such Closing Balance Sheet and such calculation (the "Closing Balance Sheet Notice").

               (ii) If the Closing Balance Sheet Notice is not timely given as described in Section 1.2(b)(i), the Closing Balance Sheet and the calculation of Closing Net Asset Value shall be final, binding and conclusive upon the Parties. If the Closing Balance Sheet Notice is properly given and the Existing Shareholders disagree with such Closing Balance Sheet Notice, and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Balance Sheet Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than PricewaterhouseCoopers LLP, selected by mutual agreement of ABS and the Existing Shareholders. The costs of resolving such a dispute shall be borne one-half by ABS and one-half by the Existing Shareholders.

               (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute that is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Balance Sheet and the calculation of Closing Net Asset Value only with respect to the issues raised in the Closing Balance Sheet Notice and only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.2(a) above. The decision of the BFAF shall be final and binding on the Parties in the absence of manifest error.

          (c)  Post-Closing Adjustment.  Within two business days after a final
               -----------------------
resolution by the BFAF of such disagreements as may arise out of the review of the Closing Balance Sheet in accordance with Section 1.2(b) above, and an appropriate adjustment to the Closing Balance Sheet and the calculation of Closing Net Asset Value to reflect such resolution, or, if Section 1.2(b)(i)(A) or the first sentence of Section 1.2(b)(ii) applies, two business days after delivery of, or expiration of the period for delivering, the Closing Balance Sheet Notice (as applicable), the Estimated Purchase Price will be adjusted (as so adjusted, the "Purchase Price"). If Closing Net Asset Value is less than $1,450,980, the difference and interest thereon will be due and payable to ABS by the Existing Shareholders; however, to the extent Closing Net Asset Value is more than $1,450,980, the excess and interest thereon will be due and payable to the Existing Shareholders by ABS. Any amounts payable pursuant to this paragraph shall bear interest from the Closing Date through the date of payment at an annual rate equal to one month LIBOR as reported in The Wall Street Journal on the Closing Date.

          1.3. Transfer of Assets.  Upon the terms and subject to the conditions
               ------------------
set forth herein, at the Closing, the Companies will sell to ABS, and ABS will purchase from the Companies, the Assets, free and clear of all encumbrances other than Permitted Encumbrances (as defined in Section 3.5).

          1.4. Assumption of Liabilities.  Upon the terms and subject to the
               -------------------------
conditions contained herein, at the Closing, ABS shall assume and shall thereafter pay, perform and discharge as and when due the liabilities and obligations of the Business arising out of accounts payable of the Business outstanding as of the Closing Date and calculated in a manner consistent with
Schedule 1.2 hereto, and only those liabilities and obligations (the "Assumed Liabilities").

          1.5  Excluded Liabilities.  Notwithstanding any other provision of
               --------------------
this Agreement, except for the Assumed Liabilities expressly referred to in
Section 1.4, ABS shall not assume, or otherwise be responsible for, Oakland's or Sacramento's liabilities or obligations, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the Business or the Assets, whether arising out of occurrences prior to, at or after the date hereof (collectively, the "Excluded Liabilities"), which Excluded Liabilities include, without limitation:

          (a) All liabilities and obligations of Oakland or Sacramento arising out of or related to any of the Excluded Assets;

          (b) All liabilities and obligations of Oakland or Sacramento in respect of any costs arising out of or related to the sale and transfer of the Assets, including without limitation, all broker's or finder's fees and expenses and all fees and expenses of any attorneys and accountants of Oakland or Sacramento;

          (c) All liabilities and obligations of Oakland or Sacramento in respect of any Tax (as defined in Section 3.10) attributable to any period ending on or before the Closing Date;

          (d) All liabilities and obligations to or in respect of any employees or former employees, agents or independent contractors of, or other persons providing services to, Oakland, Sacramento or the Business, including, without limitation, (i) any employment, incentive or severance agreement, whether or not written, between Oakland or Sacramento and any person, (ii) all liabilities under any Oakland Employee Benefit Plan (as defined in Section 3.17(a)(i)) or Sacramento Employee Benefit Plan (as defined in Section 3.17(a)(ii)) at any time maintained, contributed to or required to be contributed to by or with respect to Oakland or Sacramento or under which either Oakland or Sacramento may incur liability, or any contributions, benefits or liabilities therefor, or any liability with respect to Oakland's or Sacramento's withdrawal or partial withdrawal from or termination of any Employee Benefit Plan and (iii) all claims of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation, which shall have been asserted on or prior to the date that is 60 days following the Closing Date or is based on acts or omissions that occurred on or prior to the date that is 60 days following the Closing Date;

          (e) All liabilities and obligations of Oakland or Sacramento relating to any claim, suit, litigation, proceeding or investigation pending on the date hereof, or instituted hereafter, that is based on events or conditions occurring or existing in connection with, arising out of, resulting from or relating to, directly or indirectly, the operation of the Business prior to the Closing Date, or the ownership, possession, use or sale of the Assets prior to the Closing Date;

          (f) All liabilities and obligations of Oakland or Sacramento arising out of or related to any indebtedness for borrowed money owing to Oakland or Sacramento or any of their affiliates;

          (g) All claims, liabilities or obligations (including, without limitation, fines, penalties, punitive damages, legal fees and expenses and all other damages and losses), irrespective of the actual or alleged basis therefor, that is based on events or conditions occurring or existing prior to the Closing in connection with, arising out of, resulting from or relating to, directly or indirectly, (i) any applicable laws regulating or establishing quality criteria or standards for air, water, land, noise or industrial safety and health, providing for remediation of environmental conditions or otherwise relating to the environment, whether existing as of the date hereof or subsequently amended, enacted or promulgated, (ii) employee health and safety or (iii) compliance with any laws or regulations relating to any of the foregoing;

          (h) All liabilities and obligations arising from or relating to any injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising, in whole or in part, from defects in products sold or services performed by or on behalf of Oakland or Sacramento or any other person or entity on or prior to the Closing Date, or arising from any other cause, irrespective of the act and/or alleged basis therefor, that is based in whole or in part on events or conditions occurring or existing on or prior to the Closing Date, including without limitation any liabilities arising (on a date of occurrence basis or otherwise) relating to the use or misuse of equipment or to traffic accidents; and

          (i) Without limitation by the specific enumeration of the foregoing, any liabilities not expressly assumed by, or subject to indemnification obligations of, ABS.

          1.6. Allocation of Purchase Price.  The sum of (a) the Purchase Price
               ----------------------------
(as adjusted pursuant to Section 1.2 hereof) plus (b) the Assumed Liabilities (collectively, the "Allocable Amount") represents the amount agreed upon by the Parties to be the aggregate consideration paid for the Assets, and shall be allocated among the Assets in accordance with a schedule (the

"Allocation Schedule") to be agreed after the Closing Date by ABS and the Existing Shareholders. ABS shall prepare and deliver the Allocation Schedule to the Existing Shareholders for their review and approval within 45 days after the period for making any adjustment to the Purchase Price expires (as provided in Section 1.2 hereof), and the Existing Shareholders shall deliver to ABS any proposed adjustment thereto within 30 days of their receipt of the Allocation Schedule. If the Existing Shareholders do not deliver to ABS proposed adjustments to the Allocation Schedule within such time, they shall be deemed to agree with the Allocation Schedule as prepared by ABS. In the event of any disagreement, ABS and the Existing Shareholders shall negotiate in good faith for a resolution of the allocation. The Allocation Schedule shall comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. ABS, Oakland, Sacramento and the Existing Shareholders shall (i) report for all Tax purposes the purchase of the Assets in a manner consistent with the Allocation Schedule and in a manner consistent with all applicable rules and regulations; (ii) timely file a Form 8594 in accordance with the requirements of Section 1060 of the Code and this Section 1.6; (iii) not assert, in connection with any Tax Return, Tax audit or similar proceedings, any allocation of the Allocable Amount that differs from that agreed to herein; and (iv) notify the other Parties in the event any taxing authority is taking or proposing to take a position inconsistent with such allocation.

                                  ARTICLE II.
                                    CLOSING

          2.1. Closing.  The Closing of the transactions contemplated herein
               -------
(the "Closing") shall be held at 10:00 a.m. local time on August 25, 1999 (the "Closing Date") at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601. The place of the Closing and the Closing Date may be varied by agreement among the Parties.

          2.2. Conveyances at Closing.
               ----------------------

          (a)  Instruments and Possession.  To effect the sale and transfer of
               --------------------------
Assets referred to in Section 1.3 hereof, the Companies and the Existing Shareholders will, at the Closing, execute and deliver to ABS:

               (i) one or more Bills of Sale, in the form attached hereto as Exhibit A, conveying in the aggregate all of the personal property owned by the Companies included in the Assets;

               (ii) subject to Section 8.2, Assignments of Lease in the form attached hereto as Exhibit B with respect to those leases that ABS will assume;

               (iii) subject to Section 8.2, Assignments of Contract Rights in the form attached hereto as Exhibit C with respect to those contracts that ABS will assume;

               (iv) subject to Section 8.2, Assignments of Patents and Trademarks and other Proprietary Rights (including an assignment of all rights, title and interest of the Companies to the names "California Equipment Company," "California Equipment Co. of Sacramento" and all variations thereof) each in the form attached hereto as Exhibit D, in recordable form to the extent necessary to assign such rights; and

               (v) such other instruments as shall be requested by ABS to vest in ABS title in and to the Assets in accordance with the provisions hereof.

          (b)  Assumption Document.  Upon the terms and subject to the
               -------------------
conditions set forth herein, at the Closing, ABS shall deliver to the Companies an instrument of assumption substantially in the form attached hereto as Exhibit E, evidencing ABS' assumption of the Assumed Liabilities (the "Assumption Document").

          (c)  Form of Instruments.  To the extent that a form of any document
               -------------------
to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner reasonably satisfactory to ABS and the Companies.

          (d)  Consents.  The Companies shall deliver all licenses and permits
               --------
and any other third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

          2.3. Payment of Estimated Purchase Price.  ABS shall wire transfer (a)
               -----------------------------------
at the Closing, $1,730,000 in immediately available funds in the amount or amounts and to the bank account or accounts designated by Oakland and Sacramento in writing (less $100,000 (One Hundred Thousand Dollars) to be delivered to the Escrow Agent (as defined in Section 6.6) pursuant to Section 8.9 hereof); (b) $25,000 in immediately available funds in the amount or amounts and to the bank account or accounts designated by R. Sheldon Milligan, Jr. in writing; and (c) $25,000 in immediately available funds in the amount or amounts and to the bank account or accounts designated by R. Sheldon Milligan, III in writing.

                                 ARTICLE III.
              REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND
                           THE EXISTING SHAREHOLDERS

          Oakland and the Existing Oakland Shareholders, with respect to Oakland, and Sacramento and the Existing Sacramento Shareholders, with respect to Sacramento, jointly and severally represent and warrant to ABS as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1. Corporate Organization and Standing.  (a) Oakland is a
               -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Oakland has delivered to ABS or its representatives complete and correct copies of its Articles of Incorporation and Bylaws and all amendments thereto. Oakland is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business as now being conducted by it or the property owned or leased by it makes such qualification necessary, all of which are listed on Schedule 3.1. Schedule 3.1 contains a list entitled "Existing Oakland Shareholders" that sets forth a true, correct and complete list of each of the shareholders of Oakland and each of their respective holdings of Oakland and no other person or entity owns any equity interest in Oakland.

          (b) Sacramento is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Sacramento has delivered to ABS or its representatives complete and correct copies of its Articles of Incorporation and Bylaws and all amendments thereto. Sacramento is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business as now being conducted by it or the property owned or leased by it makes such qualification necessary, all of which are listed on
Schedule 3.1. Schedule 3.1 contains a list entitled "Existing Sacramento Shareholders" that sets forth a true, correct and complete list of each of the shareholders of Sacramento and each of their respective holdings of Sacramento and no other person or entity owns any equity interest in Sacramento.

          3.2. Authorization.  This Agreement and the Ancillary Agreements (as
               -------------
defined) and the transactions contemplated hereby and thereby have been duly authorized, executed and delivered by Oakland, Sacramento and the Existing Shareholders, who collectively own 100 percent of the voting capital stock of the Companies, and are the legal, valid and binding obligations of Oakland, Sacramento and the Existing Shareholders, enforceable against Oakland, Sacramento and the Existing Shareholders in accordance with their terms.

          3.3. No Conflict or Violation.  Neither the execution and delivery of
               ------------------------
this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby by the Companies or the Existing Shareholders will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability ("Contractual Obligation") to which Oakland, Sacramento or any Existing Shareholder is a party or by which it is bound or to which its assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Oakland or Sacramento, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Oakland, Sacramento or any Existing Shareholder is subject or (d) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

          3.4. Facilities.  Schedule 3.4(a) contains a complete and accurate
               ----------
list of all real property used in connection with the Business of Oakland ("Oakland Real Property"), which real property is leased ("Oakland Leased Real Property"). Schedule 3.4(b) contains a complete and accurate list of all real property used in connection with the Business of Sacramento ("Sacramento Real Property"), which real property is leased ("Sacramento Leased Real Property").

          (a)  Actions.  (i) There are no pending or, to the knowledge of
               -------
Oakland, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Oakland Actions") relating to any facility ("Oakland Facility") used in connection with that portion of the Business conducted by Oakland.

          (ii) There are no pending or, to the knowledge of Sacramento, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Sacramento Actions") relating to any facility

("Sacramento Facility") used in connection with that portion of the Business conducted by Sacramento.

          (b)  Leases or Other Agreements.  (i) There are no leases, subleases,
               --------------------------
licenses, occupancy agreements, options, rights, disputes, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Oakland Facility or any Oakland Real Property or any portion thereof, or interest in any such Oakland Facility or Oakland Real Property.

          (ii) There are no leases, subleases, licenses, occupancy agreements, options, rights, disputes, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Sacramento Facility or any Sacramento Real Property or any portion thereof, or interest in any such Sacramento Facility or Sacramento Real Property.

          (c)  Facility Leases and Leased Real Property.  (i) With respect to
               ----------------------------------------
each Oakland Facility lease, Oakland is the sole lessee and has an unencumbered interest in the leasehold estate related thereto. Oakland enjoys peaceful and undisturbed possession of all of the Oakland Leased Real Property.

          (ii) With respect to each Sacramento Facility lease, Sacramento is the sole lessee and has an unencumbered interest in the leasehold estate related thereto. Sacramento enjoys peaceful and undisturbed possession of all of the Sacramento Leased Real Property.

          (d)  Certificate of Occupancy.  (i) All Oakland Facilities have
               ------------------------
received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Oakland Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (ii) All Sacramento Facilities have received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Sacramento Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (e)  Utilities.  (i) All Oakland Facilities are supplied with
               ---------
utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Oakland Facilities as currently operated, and there is no condition that would reasonably be expected to result in the termination of the present access from any Oakland Facility to such utility services.

          (ii) All Sacramento Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Sacramento Facilities as currently operated, and there is no condition that would reasonably be expected to result in the termination of the present access from any Sacramento Facility to such utility services.

          (f)  Improvements, Fixtures and Equipment.  (i) The improvements
               ------------------------------------
constructed on the Oakland Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Oakland at the Oakland Facilities are (A) insured to the extent and in a manner customary in the industry, (B) structurally sound with no known material defects, (C) in good operating condition and repair, subject to ordinary wear and tear, (D) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (E) necessary, desirable and appropriate for the operation of the Business as presently conducted and (F) in conformity with all applicable regulations.

          (ii) The improvements constructed on the Sacramento Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Sacramento at the Sacramento Facilities are (A) insured to the extent and in a manner customary in the industry, (B) structurally sound with no known material defects, (C) in good operating condition and repair, subject to ordinary wear and tear, (D) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (E) necessary, desirable and appropriate for the operation of the Business as presently conducted and (F) in conformity with all applicable regulations.

          (g)  Flood Risk.  (i) To the best of Oakland's knowledge, none of the
               ----------
Oakland Facilities is located in either a special service district or an area for which federal flood risk insurance is necessary.

          (ii) To the best of Sacramento's knowledge, none of the Sacramento Facilities is located in either a special service district or an area for which federal flood risk insurance is necessary.

          (h)  No Special Assessment.  (i) Oakland has not received notice of
               ---------------------
any special assessment relating to any Oakland Facility or any portion thereof, and there is no pending or threatened special assessment.

          (ii) Sacramento has not received notice of any special assessment relating to any Sacramento Facility or any portion thereof, and there is no pending or threatened special assessment.

          3.5. Assets.  The Companies have and will transfer to ABS good and
               ------
marketable title to the Assets, free and clear of any encumbrances, except for minor liens that in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the Assets subject thereto or interfere in any material respect with the present use and have not arisen other than in the ordinary course of business ("Permitted Encumbrances"). The delivery to ABS of the instruments of transfer contemplated hereby will vest good, marketable and exclusive title to the Assets in ABS, free and clear of all encumbrances of any kind other than Permitted Encumbrances. The Assets constitute all of the assets necessary to conduct the Business in substantially the manner conducted by the Companies as of the date of this Agreement. All tangible assets and properties that are part of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business and conform in all material respects to all applicable regulations (including Environmental Laws (as defined in Section 3.18(a)(iv))) relating to their use and operation.

          3.6. Financial Statements.
               --------------------

          (b) (i) The internally prepared unaudited balance sheet and income statement of Oakland at and for the year ended December 31, 1998, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Oakland as of its date and for such period. Oakland has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet and were not so recorded or reserved.

          (ii) The internally prepared unaudited balance sheet and income statement of Sacramento at and for the year ended December 31, 1998, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Sacramento as of its date and for such period. Sacramento has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet and were not so recorded or reserved.

          (b) (i) The internally prepared unaudited balance sheet and income statement of Oakland at and for the six months ended June 30, 1999, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Oakland as of its date and for such period and are consistent with the financial statements described in
Section 3.6(a). All unaudited balance sheets and income statements of Oakland for periods ending after June 30, 1999, will be prepared in accordance with GAAP consistently applied and will fairly present the financial conditions and results of operations of Oakland as of their date or dates and as of such period or periods and will be consistent with the financial statements described in
Section 3.6(a).

          (ii) The internally prepared unaudited balance sheet and income statement of Sacramento at and for the six months ended June 30, 1999, were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of Sacramento as of its date and for such period and are consistent with the financial statements described in
Section 3.6(a). All unaudited balance sheets and income statements of Sacramento for periods ending after June 30, 1999, will be prepared in accordance with GAAP consistently applied and will fairly present the financial conditions and results of operations of Sacramento as of their date or dates and as of such period or periods and will be consistent with the financial statements described in Section 3.6(a).

          (c) Copies of the financial statements described in Sections 3.6(a) and (b) have been or will be provided to ABS or its representatives.

          3.7. Books and Records.  (a) Oakland has made and kept and given ABS
               -----------------
and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Oakland. The minute books of Oakland accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of Oakland. The copies of the stock book records of Oakland are true, correct and complete, and accurately reflect all transactions effected in Oakland's stock interests through and including the date hereof. Oakland has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of Oakland.

          (b) Sacramento has made and kept and given ABS and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Sacramento. The minute books of Sacramento accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of Sacramento. The copies of the stock book records of Sacramento are true, correct and complete, and accurately reflect all transactions effected in Sacramento's stock interests through and including the date hereof. Sacramento has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of Sacramento.

          3.8. Litigation.  (a) There is no claim, action, suit, proceeding, or
               ----------
investigation pending or, to the knowledge of Oakland, threatened against Oakland or its directors, officers, agents or employees (in their capacity as such) or any properties or rights of Oakland. There are no orders, writs, injunctions or decrees currently in force against Oakland or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of the Business.

          (b) There is no claim, action, suit, proceeding, or investigation pending or, to the knowledge of Sacramento, threatened against Sacramento or its directors, officers, agents or employees (in their capacity as such) or any properties or rights of Sacramento. There are no orders, writs, injunctions or decrees currently in force against Sacramento or its directors, officers, agents or employees (in their capacity as such) with respect to the conduct of the Business.

          3.9. Licenses and Permits; Compliance with Laws.  (a) Schedule 3.9(a)
               ------------------------------------------
sets forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Licenses and Permits") and all pending applications therefor issued to Oakland and currently used by Oakland in the conduct of the Business. Oakland owns, holds or possesses all Oakland Licenses and Permits necessary to entitle it to use its corporate name to own or lease, operate and use the Assets and properties and to carry on and permit the continued lawful conduct of the Business. The Business is not being conducted in a manner that violates any of the terms or conditions under which any of the Oakland Licenses and Permits was granted. Oakland has performed all obligations and satisfied all conditions required to be performed or satisfied by it to date under, and is not in default in respect of, any of the Oakland Licenses and Permits and no event has occurred that, with due notice or lapse of time or both, would constitute such a default or permit the revocation or cancellation of any of the Oakland Licenses and Permits. There is no administrative or judicial proceeding to revoke, cancel or declare any of the Oakland Licenses and Permits invalid in any respect pending or, to the knowledge of Oakland, threatened. Oakland has provided ABS with a true, correct and complete copy of each of the Oakland Licenses and Permits.

          (b) Schedule 3.9(b) sets forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Sacramento Licenses and Permits") and all pending applications therefor issued to Sacramento and currently used by Sacramento in the conduct of the Business. Sacramento owns, holds or possesses all Sacramento Licenses and Permits necessary to entitle it to use its corporate name, to own or lease, operate and use the Assets and properties and to carry on and permit the continued lawful conduct of the Business. The Business is not being conducted in a manner that violates any of the terms or conditions under which any of the Sacramento Licenses and Permits was granted. Sacramento has performed all obligations and satisfied all conditions required to be performed or satisfied by it to date under, and is not in default in respect of, any of the Sacramento Licenses and Permits and no event has occurred that, with due notice or lapse of time or both, would constitute such a default or permit the revocation or cancellation of any of the Sacramento Licenses and Permits. There is no administrative or judicial proceeding to revoke, cancel or declare any of the Sacramento Licenses and Permits invalid in any respect pending or, to the knowledge of Sacramento, threatened. Sacramento has provided ABS with a true, correct and complete copy of each of the Sacramento Licenses and Permits.

          3.10. Tax Matters.  (a) Oakland has duly and timely filed, or caused
                -----------
to be duly and timely filed, all Tax Returns required to be filed by it with the appropriate governmental authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all respects. All Taxes owed by Oakland (whether or not shown on any Tax Return) have been or will be paid within the time and in the manner prescribed by law. The financial statements referred to in Section 3.6(a)(i) and Section 3.6(b)(i) hereof reflect adequate reserves for all Taxes payable by Oakland for all Taxable periods and portions thereof accrued through the dates of such financial statements. All deficiencies for any Taxes that have been proposed, asserted or assessed against Oakland have been fully paid, or are fully reflected as a liability in such financial statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such financial statements. Oakland is not a party to any pending audit, action or proceeding, nor to the best of Oakland's knowledge, is any such audit, action or proceeding contemplated or threatened, by any governmental authority for the assessment or collection of any Taxes of Oakland. No claim has ever been made by any governmental authority in a jurisdiction where Oakland has never filed a Tax Return that Oakland is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets. Schedule 3.10(a) sets forth each state, local and foreign jurisdiction in which Oakland (i) filed an income or franchise Tax Return, whether on a consolidated, combined or separate return basis, during the five-year period ended December 31, 1998, and (ii) collected or remitted any sales and/or use Taxes during the five-year period ended December 31, 1998. All Taxes that Oakland is required by law to withhold or to collect have been withheld or collected and paid over to the proper governmental authorities or segregated and set aside for such payment. For the purposes of this Agreement, "Tax" or "Taxes" (including, with correlative meaning, the term "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, alternative minimum, gains, transfer, documentary, stamp and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and the term "Tax Returns" means all returns, reports, declarations, statements, elections, forms or other documents or information required to be filed with any governmental authority with respect to any Taxes.

          (b) Sacramento has duly and timely filed, or caused to be duly and timely filed, all Tax Returns required to be filed by it with the appropriate governmental authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof true, correct and complete in all respects. All Taxes owed by Sacramento (whether or not shown on any Tax Return) have been or will be paid within the time and in the manner prescribed by law. The financial statements referred to in Section 3.6(a)(ii) and Section 3.6(b)(ii) hereof reflect adequate reserves for all Taxes payable by Sacramento for all Taxable periods and portions thereof accrued through the dates of such financial statements. All deficiencies for any Taxes that have been proposed, asserted or assessed against Sacramento have been fully paid, or are fully reflected as a liability in such financial statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such financial statements. Sacramento is not a party to any pending audit, action or proceeding, nor to the best of Sacramento's knowledge, is any such audit, action or proceeding contemplated or threatened, by any governmental authority for the assessment or collection of any Taxes of Sacramento. No claim has ever been made by any governmental authority in a jurisdiction where Sacramento has never filed a Tax Return that Sacramento is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Assets. Schedule 3.10(b) sets forth each state, local and foreign jurisdiction in which Sacramento (i) filed an income or franchise Tax Return, whether on a consolidated, combined or separate return basis, during the five-year period ended December 31, 1998, and (ii) collected or remitted any sales and/or use Taxes during the five-year period ended December 31, 1998. All Taxes that Sacramento is required by law to withhold or to collect have been withheld or collected and paid over to the proper governmental authorities or segregated and set aside for such payment.

          3.11. Brokers, Finders.  Neither Oakland nor Sacramento has retained
                ----------------
any broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          3.12. Absence of Certain Changes.
                --------------------------

          (a) Since December 31, 1998, Oakland has conducted the Business in the ordinary course, and there has not occurred with respect to Oakland:

                (i) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of Oakland, taken as a whole ("Oakland Material Adverse Effect");

                (ii) any revaluation of the Assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

                (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

                (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                (v) any capital expenditure exceeding $2,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

                (vi) the failure to pay or satisfy when due any liability, except where the failure would not have an Oakland Material Adverse Effect;

                (vii) any Assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                (viii) the failure to carry on diligently the Business in the ordinary course so as to preserve for ABS the Assets, the Business and the goodwill of the suppliers, customers, distributors of the Business and others having business relations with the Business;

                (ix) the disposition or lapsing of any Oakland Proprietary Rights (as defined in Section 3.14(a)(i)) or any disposition or disclosure to any person of any Oakland Proprietary Rights not theretofore a matter of public knowledge;

                (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any Assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material Assets for any amount, including, without limitation, transactions between Oakland and any of its affiliates;

                (xi) an amendment, modifications, cancellation or termination of any contract, commitment, agreement, lease, transaction or permit relating to the Assets or the Business or entry into any contract, commitment, agreement, lease, transaction or permit that is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                (xii) any bonus or distribution paid or promised, any increase in the base compensation, or other payment or loan to any officer or employee of Oakland, whether now or hereafter payable or granted, or entry into or variation of the terms of any employment, incentive or severance agreement with any such person;

                (xiii) an adverse change in employee relations that has or is reasonably likely to have an adverse effect on the productivity, financial condition, results of operations or the Business or the relationships between the employees of Oakland and its management;

                (xiv) any change in any method of accounting or keeping books of account or accounting practices;

                (xv) any material damage, destruction or loss of any Asset, whether or not covered by insurance;

                (xvi) the issuance, delivery or sale of any equity securities by Oakland, or alteration in terms of any outstanding securities issued by Oakland or any increase in the indebtedness for borrowed money of Oakland;

                (xvii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Oakland;

                (xviii) the existence of any other event or condition that, in any one case or in the aggregate, has been or might reasonably be expected to have an Oakland Material Adverse Effect; or

                (xix) an agreement to do any of the things described in the preceding clauses (i) - (xviii) other than as expressly provided for herein.

          (b) Since December 31, 1998, Sacramento has conducted the Business in the ordinary course, and there has not occurred with respect to Sacramento:

                (i) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of Sacramento, taken as a whole ("Sacramento Material Adverse Effect");

                (ii) any revaluation of the Assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

                (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

                (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

                (v) any capital expenditure exceeding $2,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

                (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Sacramento Material Adverse Effect;

                (vii) any Assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                (viii) the failure to carry on diligently the Business in the ordinary course so as to preserve for ABS the Assets, the Business and the goodwill of the suppliers, customers, distributors of the Business and others having business relations with the Business;

                (ix) the disposition or lapsing of any Sacramento Proprietary Rights (as defined in Section 3.14(a)(ii)) or any disposition or disclosure to any person of any Sacramento Proprietary Rights not theretofore a matter of public knowledge;

                (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any Assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material Assets for any amount, including, without limitation, transactions between Sacramento and any of its affiliates;

                (xi) an amendment, modifications, cancellation or termination of any contract, commitment, agreement, lease, transaction or permit relating to the Assets or the

     Business or entry into any contract, commitment, agreement, lease, transaction or permit that is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

                (xii) any bonus or distribution paid or promised, any increase in the base compensation, or other payment or loan to any officer or employee of Sacramento, whether now or hereafter payable or granted, or entry into or variation of the terms of any employment, incentive or severance agreement with any such person;

                (xiii) an adverse change in employee relations that has or is reasonably likely to have an adverse effect on the productivity, financial condition, results of operations or the Business or the relationships between the employees of Sacramento and its management;

                (xiv) any change in any method of accounting or keeping books of account or accounting practices;

                (xv) any material damage, destruction or loss of any Asset, whether or not covered by insurance;

                (xvi) the issuance, delivery or sale of any equity securities by Sacramento, or alteration in terms of any outstanding securities issued by Sacramento or any increase in the indebtedness for borrowed money of Sacramento;

                (xvii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Sacramento;

                (xviii) the existence of any other event or condition that, in any one case or in the aggregate, has been or might reasonably be expected to have a Sacramento Material Adverse Effect; or

                (xix) an agreement to do any of the things described in the preceding clauses (i) - (xviii) other than as expressly provided for herein.

          3.13. Material Contracts.  Schedule 3.13 attached hereto sets forth a
                ------------------
complete and correct list of all the Material Contracts to which Oakland or Sacramento or, in the case of Section 3.13(g), any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a)   all contracts not made in the ordinary course of business;

          (b) all leases or other agreements under which Oakland or Sacramento is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the Business, which entail annual payments, in the case of any such lease or agreement, in excess of $2,000;

          (c) all options with respect to any property, real or personal, whether Oakland or Sacramento is the grantor or grantee thereunder;

          (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business and that are not cancelable, without payment of any kind, on 30 calendar days' notice;

          (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties in a principal amount (or with maximum availability) in excess of $2,000;

          (f) all contracts and agreements to which Oakland or Sacramento is a party and that are (i) outstanding contracts with officers, employees, agents, consultants, advisors, sales personnel, sales representatives, distributors, sales agents or dealers other than contracts that by their terms are cancelable by Oakland or Sacramento with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $2,500, (ii) all collective bargaining agreements of Oakland or Sacramento and (iii) all pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of Oakland or Sacramento;

          (g) any covenant not to compete or similar restriction on Oakland or Sacramento or any Existing Oakland Shareholder or Existing Sacramento Shareholder;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $2,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $2,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by Oakland or Sacramento.

The Existing Shareholders have furnished or will furnish to ABS or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

          3.14. Proprietary Rights.
                ------------------

          (a) (i) Schedule 3.14(a)(i) lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Oakland Proprietary Rights") for Oakland. Schedule 3.14(a)(i) also sets forth: (A) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (B) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (C) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Oakland Proprietary Rights listed in
Schedule 3.14(a)(i) are all those used by Oakland in connection with the Business or the Assets. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of Oakland or in which Oakland has any interest whatsoever have been provided to ABS or its representatives.

                (ii) Schedule 3.14(a)(ii) lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Sacramento Proprietary Rights") for Sacramento. Schedule 3.14(a)(ii) also sets forth: (A) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (B) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (C) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Sacramento Proprietary Rights listed in
Schedule 3.14(a)(ii) are all those used by Sacramento in connection with the Business or the Assets. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of Sacramento or in which Sacramento has any interest whatsoever have been provided to ABS or its representatives.

          (b) (i) Oakland does not have any obligation to compensate any person for the use of any Oakland Proprietary Rights. Oakland has not granted to any person any license, option or other rights to use in any manner any of Oakland's Proprietary Rights, whether requiring the payment of royalties or not.

                (ii) Sacramento does not have any obligation to compensate any person for the use of any Sacramento Proprietary Rights. Sacramento has not granted to any person any license, option or other rights to use in any manner any of Sacramento's Proprietary Rights, whether requiring the payment of royalties or not.

          (c) (i) Oakland owns or has a valid right to use each of the Oakland Proprietary Rights, and the Oakland Proprietary Rights will not cease to be valid rights by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. Oakland has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Oakland has taken all reasonable and prudent steps to protect the Oakland Proprietary Rights from infringement by any other person. No other person (A) has the right to use any trademarks of Oakland on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (B) has notified Oakland that it is claiming any ownership of or right to use such Oakland Proprietary Rights, or
(C) to the knowledge of Oakland, is infringing upon any such Oakland Proprietary Rights in anyway. Oakland's use of any Oakland Proprietary Rights does not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Oakland Proprietary Rights, and no action has been instituted against or notices received by Oakland that are presently outstanding, alleging that Oakland's use of the Oakland Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Oakland Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on Oakland's's right to sell products manufactured in connection with the operation of the Business.

                (ii) Sacramento owns or has a valid right to use each of the Sacramento Proprietary Rights, and the Sacramento Proprietary Rights will not cease to be valid rights by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. Sacramento has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Sacramento has taken all reasonable and prudent steps to protect the Sacramento Proprietary Rights from infringement by any other person. No other person (A) has the right to use any trademarks of Sacramento on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (B) has notified Sacramento that it is claiming any ownership of or right to use such Sacramento Proprietary Rights, or (C) to the knowledge of Sacramento, is infringing upon any such Sacramento Proprietary Rights in anyway. Sacramento's use of any Sacramento Proprietary Rights does not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Sacramento Proprietary Rights, and no action has been instituted against or notices received by Sacramento that are presently outstanding, alleging that Sacramento's use of the Sacramento Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Sacramento Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on Sacramento's's right to sell products manufactured in connection with the operation of the Business.

          3.15. Labor Matters.  (a)  Oakland is not a party to any labor
                -------------
agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (or any other similar labor or employee organizations) under local statutes, custom or practice. Oakland has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Oakland. There is no labor strike or labor disturbance pending or, to the knowledge of Oakland, threatened against Oakland, nor is any grievance currently being asserted, and Oakland has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, Oakland is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9 as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          (b) Sacramento is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (or any other similar labor or employee organizations) under local statutes, custom or practice. Sacramento has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Sacramento. There is no labor strike or labor disturbance pending or, to the knowledge of Sacramento, threatened against Sacramento, nor is any grievance currently being asserted, and Sacramento has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, Sacramento is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9 as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          (c) The persons performing, or having performed, services for Oakland and Sacramento pursuant to the Agreement, dated as of February 16, 1996 (the "Team America Agreement"), by and between Team America of California, Inc., a Delaware corporation ("Team America"), and Milligan Spika dba. California Equipment or any other similar or predecessor agreement are not, for any purposes, common law employees of Oakland or Sacramento, nor are any such persons participants in any Oakland Employee Benefit Plan or Sacramento Employee Benefit Plan sponsored or maintained by Oakland or Sacramento (or any member of Oakland's or Sacramento's "controlled group," if any).

          3.16. Consents.  (a)  No consent, approval, authorization, order,
                --------
filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by Oakland in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by Oakland and the Existing Oakland Shareholders of the transactions contemplated herein and therein, except for the filings required to be made by the Parties under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

          (b) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by Sacramento in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by Sacramento and the Existing Sacramento Shareholders of the transactions contemplated herein and therein, except for the filings required to be made by the Parties under the HSR Act.

          3.17. Employee Benefit Plans; Employment Agreements.
                ---------------------------------------------

          (a)   Plans.  (i)  Schedule 3.17(a)(i) sets forth a true, complete and
                -----
accurate list of: (A) any and all severance or employment agreements with any current or former member of management or other employee providing services to or employed by Oakland; (B) any and all severance programs or policies applicable to any such personnel; (C) any and all plans or arrangements relating to any current or former member of management or other employee providing services to or employed by Oakland containing change in control provisions; (D) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by Oakland for the benefit of any current or former employee providing services to or employed by Oakland, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (singularly, an "Oakland Employee Benefit Plan" and collectively, "Oakland Employee Benefit Plans"); and
(E) all plans that would be Oakland Employee Benefit Plans, except that they have been terminated on or before the date hereof ("Oakland Terminated Employee Benefit Plans").

          (ii) Schedule 3.17(a)(ii) sets forth a true, complete and accurate list of: (A) any and all severance or employment agreements with any current or former member of management or other employee providing services to or employed by Sacramento; (B) any and all severance programs or policies applicable to any such personnel; (C) any and all plans or arrangements relating to any current or former member of management or other employee providing services to or employed by Sacramento containing change in control provisions; (D) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by Sacramento for the benefit of any current or former employee providing services to or employed by Sacramento, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of ERISA) (singularly, a "Sacramento Employee Benefit Plan" and collectively, "Sacramento Employee Benefit Plans"); and (E) all plans that would be Sacramento Employee Benefit Plans, except that they have been terminated on or before the date hereof ("Sacramento Terminated Employee Benefit Plans").

          (b)  Pension and Welfare Benefit Plans.  With respect to the Oakland
               ---------------------------------
Employee Benefit Plans and Oakland Terminated Employee Benefit Plans, each as described on Schedule 3.17(a)(i), and with respect to the Sacramento Employee Benefit Plans and Sacramento Terminated Employee Benefit Plans, each as described on Schedule 3.17(a)(ii):

               (i) each Oakland and Sacramento Employee Benefit Plan is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Oakland and Sacramento Employee Benefit Plans, including but not limited to ERISA and the Code, and each Oakland and Sacramento Employee Benefit Plan has been administered in accordance with its terms;

               (ii) each of the ERISA Plans (which term shall have the meaning set forth in Section 3(3) of the ERISA with respect to employee benefit plans maintained or contributed to by Oakland or Sacramento that currently cover employees of Oakland or Sacramento and are subject to ERISA) that is intended to be qualified pursuant to Code ? 401(a) and Code ? 501(a) has received a determination letter from the IRS covering the Tax Reform Act of 1986, as amended, that such ERISA Plans are so qualified and each trust established in connection with any such plan is exempt from federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of such ERISA Plans' or trusts' qualification;

               (iii) all required contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such Oakland and Sacramento Employee Benefit Plans prior to the Closing Date by Oakland and Sacramento;

               (iv) neither Oakland nor Sacramento has taken any action directly or indirectly that obligates Oakland or Sacramento to institute, modify or change any Oakland or Sacramento Employee Benefit Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

               (v) with respect to each Oakland and Sacramento Employee Benefit Plan, no action, suit, grievance, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to such Oakland or Sacramento Employee Benefit Plans;

               (vi) no Oakland or Sacramento Employee Benefit Plan is (A) a "defined benefit" plan (as defined in Section 3(35) of ERISA, nor was any Oakland or Sacramento Terminated Employee Benefit Plan such a "defined benefit" plan, (B) a "multiemployer plan" within the meaning of Section 3(37) of ERISA,
(C) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA, respectively, or (D) a "welfare benefit fund" as defined in Section 419(e) of the Code;

               (vii) no current or former employee of Oakland will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Oakland or Sacramento Employee Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Oakland or Sacramento Employee Benefit Plan will be entitled to payment as a result of the transactions contemplated by this Agreement;

               (viii) no Oakland or Sacramento Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Oakland or Sacramento Employee Benefit Plan, there is no material liability for any retroactive rate adjustment. Each Oakland and Sacramento Employee Benefit Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in accordance with Section 4980B of the Code, Section 9801 and the secondary payor requirements of Section 1862(b) of the Social Security Act;

               (ix) there have been no "prohibited transactions," as defined under ERISA, or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Oakland or Sacramento Employee Benefit Plans that could result in any liability or excise tax under ERISA or the Code being imposed on ABS or on any of ABS's affiliates; and

               (x) none of the transactions that will occur in connection with the execution and fulfillment of the terms and conditions of this Agreement is a "prohibited transaction" as defined under ERISA or the Code.

         3.18. Compliance with Environmental Laws.
               ----------------------------------

         (a)   Definitions.  The following terms, when used in this Section
               -----------
3.18, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

               (i) "Oakland" for the purposes of this Section 3.18, shall include (A) Oakland, (B) all partnerships, joint ventures and other entities or organizations in which Oakland was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Oakland or to which Oakland has succeeded.

               (ii) "Sacramento" for the purposes of this Section 3.18, shall include (A) Sacramento, (B) all partnerships, joint ventures and other entities or organizations in which Sacramento was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Sacramento or to which Sacramento has succeeded.

               (iii) "Release" shall mean and include any existing or previously existing spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance or otherwise as defined in any Environmental Law.

               (iv) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (v) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

               (vi) "Environmental Conditions" means the introduction into the environment, whether or not yet discovered, of any Hazardous Substance (whether or not upon any Oakland Facility or Sacramento Facility or former Oakland Facility or Sacramento Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Oakland or Sacramento has or may become liable to any person or by reason of which any Facility may suffer or be subjected to any lien or as a result of which Oakland or Sacramento or ABS could incur any damage, loss, cost, expense, claim, demand, order or liability to a third party (including, without limitation, any governmental authority).

          (b)  Notice of Violation. (i) Oakland has not received any notice of
               -------------------
alleged, actual or potential responsibility for, or any inquiry concerning, and knows of no investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at the Oakland Facilities, the former Oakland Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law at the Oakland Facilities. Oakland has not received written notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any of the Facilities.

          (ii) Sacramento has not received any notice of alleged, actual or potential responsibility for, or any inquiry concerning, and knows of no investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at the Sacramento Facilities, the former Sacramento Facilities or otherwise or (ii) an alleged violation of or non-compliance with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law at the Sacramento Facilities. Sacramento has not received written notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any of the Facilities.

          (c)  Environmental Conditions. There are no present or past
               ------------------------
Environmental Conditions.

          (d)  Environmental Audits or Assessments. (i) True, complete and
               -----------------------------------
correct copies of the written reports, and all parts thereof, including any drafts of such reports that are in the possession or control of Oakland, of all environmental audits or assessments which have been conducted at any Oakland Facility within the past five years, either by Oakland or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to ABS or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Oakland and the Existing Oakland Shareholders have knowledge is included in
Schedule 3.18 hereto.

          (ii) True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports that are in the possession or control of Sacramento, of all environmental audits or assessments which have been conducted at any Sacramento Facility within the past five years, either by Sacramento or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to ABS or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Sacramento and the Existing Sacramento Shareholders have knowledge is included in Schedule 3.18 hereto.

          (e)  Indemnification Agreements. (i) Oakland is not a party, whether
               --------------------------
as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.21) under which the owner or lessee of any Oakland Facility is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          (ii) Sacramento is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.21) under which the owner or lessee of any Sacramento Facility is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

          (f)  Releases or Waivers. (i) Oakland has not released any other
               -------------------
person from any claim under any Environmental Law with respect to any Oakland Facility or waived any rights concerning any Environmental Condition with respect to any Oakland Facility.

          (ii) Sacramento has not released any other person from any claim under any Environmental Law with respect to any Sacramento Facility or waived any rights concerning any Environmental Condition with respect to any Sacramento Facility.

          (g)  Notices, Warnings and Records. (i) Oakland has given all notices
               -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws with respect to each Oakland Facility.

          (ii) Sacramento has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws with respect to each Sacramento Facility.

          (h)  Compliance. (i) Oakland has not ever violated and is presently in
               ----------
compliance with all Environmental Laws at each Oakland Facility.

          (ii) Sacramento has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws with respect to each Sacramento Facility.

          (i)  Hazardous Material. (i) Oakland has not generated, manufactured,
               ------------------
refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Material at any Oakland Facility in violation of Environmental Laws.

          (ii) Sacramento has not generated, manufactured, refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Material at any Sacramento Facility in violation of Environmental Laws.

          (j)  Underground Storage Tanks. (i) There are no underground storage
               -------------------------
tanks at any Oakland Facility.

          (ii) There are no underground storage tanks at any Sacramento
Facility.

          (k)  Asbestos Containing Material. (i) There is no asbestos
               ----------------------------
containing material at any Oakland Facility that is in a condition that would require abatement.

          (ii) There is no asbestos containing material at any Sacramento Facility that is in a condition that would require abatement.

          (l)  Liens. (i) No lien has been imposed on any Oakland Facility
               -----
pursuant to any Environmental Law.

          (ii) No lien has been imposed on any Sacramento Facility pursuant to any Environmental Law.

          3.19 Certain Business Relationships with the Companies. (a) No
               -------------------------------------------------
beneficial owner of more than 5% of Oakland's outstanding voting securities has been involved in any business arrangement or relationship with Oakland within the past 12 months, and none of such shareholders owns any assets, tangible or intangible, that are used in the Business.

          (b) No beneficial owner of more than 5% of Sacramento's outstanding voting securities has been involved in any business arrangement or relationship with Sacramento within the past 12 months, and none of such shareholders owns any assets, tangible or intangible, that are used in the Business.

          3.20 Undisclosed Liabilities. (a) Oakland has no liabilities or
               -----------------------
obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on the internally prepared balance sheet of Oakland at December 31, 1998, (ii) liabilities or obligations incurred in the normal and ordinary course of business of Oakland since December 31, 1998, (iii) liabilities or obligations disclosed in Schedule 3.20(a) hereto and in the other Schedules attached hereto or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

          (b) Sacramento has no liabilities or obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on the internally prepared balance sheet of Sacramento at December 31, 1998,
(ii) liabilities or obligations incurred in the normal and ordinary course of business of Sacramento since December 31, 1998, (iii) liabilities or obligations disclosed in Schedule 3.20(b) hereto and in the other Schedules attached hereto or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

          3.21 Insurance. Schedule 3.21 contains a complete and accurate list
               ---------
of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by Oakland or Sacramento on
(a) the Business, (b) the Assets or (c) officers, consultants or employees providing services to or employed by Oakland or Sacramento at any time since December 31, 1993. All insurance coverage applicable to Oakland or Sacramento and to the Business and the Assets is in full force and effect, insures Oakland or Sacramento in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulation and by any and all contracts to which Oakland or Sacramento is a party and has been issued by insurers of recognized responsibility. To the best of Oakland's and Sacramento's knowledge, there is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by Oakland or Sacramento have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of Oakland or Sacramento. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised Oakland or Sacramento that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

          3.22 Accounts Receivable. The accounts receivable set forth on the
               -------------------
internally prepared balance sheets of the Companies at December 31, 1998, and all accounts receivable arising since the date of such balance sheet, represent bona fide claims of the Companies against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the internally prepared balance sheets of the Companies at December 31, 1998 and, in the case of accounts receivable arising since the date of such balance sheet, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on such balance sheet.

          3.23 Inventory. Schedule 3.23 contains a complete and accurate list
               ---------
of the addresses at which all inventory set forth on the internally prepared balance sheets of the Companies at December 31, 1998 or arising since such date is located. The inventory as set forth on the Balance Sheets or arising since the date of such balance sheet was acquired and has been maintained in accordance with the regular business practices of the Companies, consists of new and unused items of a quality and quantity usable or salable in the ordinary course of business, and is valued at the lower or cost or market on a LIFO basis. None of such inventory is obsolete, unusable, damaged or unsalable in the ordinary course of business, except for such items of inventory which have been written down to realizable market value, or for which adequate reserves have been provided in such balance sheet.

          3.24 Payments. (a) Neither Oakland nor any Existing Oakland
               --------
Stockholder has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets, or operations of Oakland, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. Oakland has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of the actual or potential customers of Oakland.

          (b) Neither Sacramento nor any Existing Sacramento Stockholder has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business, Assets, or operations of Sacramento, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. Sacramento has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of the actual or potential customers of Sacramento.

          3.25 Customers, Distributors and Suppliers. (a) Schedule 3.25(a) sets
               -------------------------------------
forth a complete and accurate list of the names and addresses of the ten largest (in terms of dollar volume) (i) customers, distributors and other agents and representatives of Oakland during the year ended December 31, 1998, showing the approximate total sales in dollars by Oakland to such customer during such fiscal year; and (ii) suppliers to Oakland during the year ended December 31, 1998, showing the approximate total purchases in dollars by Oakland from such supplier during such fiscal year. Since December 31, 1998, there has been no material adverse change in the business relationship of Oakland with any customer, distributor or supplier named on Schedule 3.25(a). Oakland has not received any communication from any customer, distributor or supplier named on
Schedule 3.25(a) of any intention to terminate or materially reduce purchases from or supplies to Oakland.

          (b) Schedule 3.25(b) sets forth a complete and accurate list of the names and addresses of the ten largest (in terms of dollar volume) (i) customers, distributors and other agents and representatives of Sacramento during the year ended December 31, 1998, showing the approximate total sales in dollars by Sacramento to such customer during such fiscal year; and (ii) suppliers to Sacramento during the year ended December 31, 1998, showing the approximate total purchases in dollars by Sacramento from such supplier during such fiscal year. Since December 31, 1998, there has been no material adverse change in the business relationship of Sacramento with any customer, distributor or supplier named on Schedule 3.25(b). Sacramento has not received any communication from any customer, distributor or supplier named on Schedule 3.25(b) of any intention to terminate or materially reduce purchases from or supplies to Sacramento.

          3.26 Material Misstatements Or Omissions. No representations or
               -----------------------------------
warranties by any Existing Shareholder in this Agreement, nor any document, exhibit, statement, certificate or Schedule heretofore or hereinafter furnished to ABS or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF ABS

          ABS represents and warrants to the Companies and the Existing Shareholders as follows:

          4.1.  Corporate Organization and Standing. ABS is a corporation duly
                -----------------------------------
organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

          4.2.  Authorization. This Agreement has been, and the Ancillary
                -------------
Agreements will be, duly authorized, executed and delivered by ABS, and this Agreement is, and the Ancillary Agreements will be, the legal, valid and binding obligation of ABS, enforceable against ABS in accordance with their terms.

          4.3.  No Conflict or Violation. Neither the execution and delivery of
                ------------------------
this Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any Contractual Obligation to which ABS is a party or by which it is bound or to which its assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of its Articles of Incorporation or Bylaws, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which ABS is subject or (d) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

                                  ARTICLE V.
                            POST-CLOSING COVENANTS

          The Companies, the Existing Shareholders and ABS each covenant with the other as follows:

          5.1.  Further Assurances. Upon the terms set forth herein, the Parties
                ------------------
agree, after the Closing, to (a) execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (b) cooperate with each other in connection with the foregoing (including, without limitation, any document necessary to convey title to ABS in and to any tangible properties, real property improvements and personal property that are defined as Excluded Assets in Annex B to this Agreement but that ABS can demonstrate are material to and used in the Business and are not primarily used by the Companies in businesses other than the Business).

          5.2.  Limitations of Benefits and Liabilities. The persons currently
                ---------------------------------------
performing services for Oakland and Sacramento pursuant to the Team America Agreement shall continue to perform such services for ABS for a period of 60 days after the Closing pursuant to an amendment to the Team America Agreement. Notwithstanding the foregoing, nothing herein is intended to confer upon any person performing services for Oakland or Sacramento pursuant to the Team America Agreement any rights of any kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to or of employment for a specified period or any other form of employment security. ABS shall not assume any obligation or liability for employment practices or policies maintained by Team America with respect to such persons. Oakland, Sacramento and the Existing Shareholders shall be solely responsible for any obligation, liability, cost or expense with respect to any claims, whether arising before or after the Closing, by any person performing or having performed services for Oakland or Sacramento pursuant to the Team America Agreement or any other similar or predecessor agreement. Without limiting the foregoing, any severance or other obligation arising by reason of the sale of the Assets by Oakland, Sacramento and the Existing Shareholders pursuant to this Agreement shall remain the sole liability of Oakland, Sacramento and the Existing Shareholders. The Parties agree that any severance or other obligation (including, without limitation, the provision of notices and continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended) arising by reason of the termination by ABS of the Team America Agreement, as amended, or ABS' decision not to hire as a common law employee any person currently performing services for Oakland or Sacramento pursuant to the Team America Agreement shall be the sole liability of Oakland, Sacramento and the Existing Shareholders.

                                  ARTICLE VI.
             CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY ABS

          The obligations of ABS under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by ABS:

          6.1.  No Injunctive Proceedings. No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency that prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect (provided that ABS has acted in accordance with the
                      --------
requirements of Section 5.1 hereof).

          6.2.  Representations and Warranties. Except as otherwise contemplated
                ------------------------------
by this Agreement, all representations and warranties of the Companies and the Existing Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

          6.3.  Performance of Agreements; Instruments of Transfer. The
                --------------------------------------------------
Companies and the Existing Shareholders shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by them pursuant to the terms hereof on or prior to the Closing Date and shall have tendered to ABS the documents, instruments and certificates required by Articles II and VI hereof.

          6.4.  Compliance Certificate. The Companies and the Existing
                ----------------------
Shareholders each shall have delivered to ABS or its representatives a certificate, dated the Closing Date, executed on the Companies' behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 6.2 and 6.3 hereof.

          6.5   Opinion of Counsel. ABS shall have received the opinion of
                ------------------
Strauss Nickerson LLP, counsel for the Companies and the Existing Shareholders, in the form set forth in Schedule 6.5 hereto.

          6.6.  Ancillary Agreements. The following agreements (the "Ancillary
                --------------------
Agreements") shall have been executed and delivered by all parties thereto other than ABS: (a) an escrow agreement (the "Escrow Agreement") by and among ABS, Oakland, California and Chase Manhattan Bank and Trust Company, National Association, as "Escrow Agent," substantially in the form attached hereto as Exhibit F; (b) consulting agreements, containing noncompetition provisions, between ABS and each of R. Sheldon Milligan, Jr. and R. Sheldon Milligan, III, substantially in the form attached hereto as Exhibit G; and (c) noncompetition agreements between ABS and each of Oakland, Sacramento and Milligan-Spika Co., substantially in the form attached hereto as Exhibit H.

          6.7.  Consents, Etc. All authorizations, consents or approvals of any
                -------------
and all third parties and governmental regulatory authorities necessary to be obtained prior to the Closing in connection with the consummation of the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by ABS.

          6.8.  Nonforeign Affidavit. Each of Oakland and Sacramento shall
                --------------------
furnish to ABS an affidavit, stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

                                 ARTICLE VII.
                       CONDITIONS TO CONSUMMATION OF THE
                       TRANSACTIONS BY THE COMPANIES AND
                           THE EXISTING SHAREHOLDERS

          The obligations of the Companies and the Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Companies and the Existing Shareholders:

          7.1.  No Injunctive Proceedings. No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency that prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect (provided that the Companies and the Existing Shareholders
                      --------
shall have acted in accordance with the requirements of Section 5.1 hereof).

          7.2.  Representations and Warranties. Except as otherwise contemplated
                ------------------------------
by this Agreement, all representations and warranties of ABS contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

          7.3.  Performance of Agreements; Instruments of Transfer. ABS shall
                --------------------------------------------------
have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by it pursuant to the terms hereof on or prior to the Closing Date and shall have tendered to the Companies and the Existing Shareholders the documents, instruments and certificates required by Articles II and VII hereof.

          7.4.  Compliance Certificate. ABS shall have delivered to the
                ----------------------
Companies and the Existing Shareholders or their representatives a certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and
7.3 hereof.

          7.5.  Ancillary Agreements. The Ancillary Agreements shall have been
                --------------------
duly executed and delivered by ABS.

          7.6.  Consents; Etc. All authorizations, consents or approvals of any
                -------------
and all third parties and governmental regulatory authorities necessary to be obtained prior to the Closing in connection with the consummation of the Closing shall have been obtained and be in full force and effect, except where a failure to obtain an authorization, consent or approval is a result of a breach by the Companies or the Existing Shareholders.

                                 ARTICLE VIII.
           ACTIONS BY THE PARTIES AFTER THE CLOSING; INDEMNIFICATION

          8.1.  Collection of Accounts Receivable and Letters of Credit. At the
                -------------------------------------------------------
Closing, ABS will acquire hereunder the right and authority to collect all receivables, letters of credit and other items that constitute a part of the Assets, and the Companies shall within 48 hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to ABS any letters of credit, documents, cash or checks or other consideration received on account of or otherwise relating to any such receivables, letters of credit or other items.

          8.2.  Assignability and Consents. Notwithstanding anything to the
                --------------------------
contrary in this Agreement, this Agreement shall not constitute an agreement to assign any order, contract, agreement, lease, commitment, license, franchise, permit, authorization or concession (collectively, the "Assigned Agreements") if an attempted assignment thereof, without the consent of another party thereto or any governmental authority, would constitute a breach of any such Assigned Agreement or in any way affect the rights of the Companies thereunder. The Companies shall use their best efforts to obtain all consents, novations and waivers and to resolve all impracticalities of assignments, novations or transfers necessary to convey the Assigned Agreements to ABS at the earliest practicable date. If such consents, novations or waivers are not obtained, or if an attempted assignment would be ineffective, the Existing Shareholders shall use their best efforts to provide to ABS the benefits of any such Assigned Agreement, shall enforce, at ABS' request and for ABS' account, any rights of Oakland or California under such Assigned Agreement (including the right to elect, renew, extend or terminate) and shall promptly pay to ABS when received all monies received by the Companies under such Assigned Agreement. To the extent ABS is provided the benefit of any such Assigned Agreement, ABS shall perform or discharge, on behalf of Oakland or Sacramento, as the case may be, Oakland's or Sacramento's obligations and liabilities under each such Assigned Agreement in accordance with the provisions thereof. This Section 8.2 shall not be construed to require ABS to assume any additional liability hereunder or to perform under or assume any obligations with respect to the Assigned Agreements in excess of those currently required by such Assigned Agreements.

          8.3.  Trade Names. The Companies shall, and shall cause their
                -----------
affiliates to, as soon as reasonably practicable following the Closing Date, cease to use any trade names, trademarks, services marks, logos, designs or similar rights and interests included in the Assets, including the name "California Equipment Company" or "California Equipment Co. of Sacramento" or any abbreviation or variation thereof (the "Acquired Names"), in the operation of their business, including on any plant, building or equipment or any stationery, business form, packaging, container, sign or other property (real or personal) included in the Excluded Assets; provided however, that Oakland and
                                           -------- -------
California shall, within 14 days following the Closing, prepare, execute and file appropriate documents with the Secretary of State of the State of California and all appropriate authorities where Oakland or California qualified to do business to change the corporate names of the Companies so that they do not include any Acquired Name or any name confusingly similar thereto.

          8.4.  Indemnification by the Existing Shareholders. Subject to the
                --------------------------------------------
provisions of this Article VIII, the Companies and the Existing Shareholders will jointly and severally indemnify, defend and hold harmless ABS and its controlling persons, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as "ABS' Indemnified Persons") from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that ABS' Indemnified Persons suffer, sustain, incur or become subject to arising out of or due to: (a) the Excluded Liabilities or the Excluded Assets; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Companies or the Existing Shareholders under this Agreement, any Schedule hereto or any Ancillary Agreement, not otherwise waived by ABS; (c) any inaccuracy of any representation of the Companies or any Existing Shareholder in this Agreement, any Schedule hereto or any Ancillary Agreement;
(d) the breach of any warranty of the Companies or any Existing Shareholder in this Agreement, any Schedule hereto or any Ancillary Agreement; or (e) any failure to comply with the laws of any jurisdiction relating to bulk transfers that may apply in connection with the transfer of the Assets to ABS. "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims.

          8.5.  Indemnification by ABS. Subject to the provisions of this
                ----------------------
Article VIII, ABS agrees to indemnify, defend and hold the Companies and the Existing Shareholders and their respective controlling persons, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such persons are hereinafter collectively referred to as "California Equipment's Indemnified Persons"), harmless from and against any and all Losses that California Equipment's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) the Assumed Liabilities or the Assets; (b) the nonfulfillment of any covenant, undertaking, agreement or other obligation of ABS under this Agreement, any Schedule hereto or any Ancillary Agreement, not otherwise waived by the Companies or the Existing Shareholders;
(c) any inaccuracy of any representation of ABS in this Agreement, in any Schedule hereto or any Ancillary Agreement; or (d) the breach of any warranty of ABS in this Agreement or any Schedule hereto. Payment is not a condition precedent to recovery of indemnification for Losses.

          8.6.  Survival of Representations, Warranties and Covenants.  The
                -----------------------------------------------------
several representations, warranties and covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this

Article VIII shall survive the Closing Date and shall remain in full force and effect for three years thereafter; provided, however, that the representations
                                   --------  -------
and warranties set forth in Section 3.10 relating to tax matters, Section 3.17 relating to employee benefits matters and Section 3.18 relating to environmental matters shall survive for the length of the applicable statute of limitations.

          8.7.  Deductible. No ABS Indemnified Person or California Equipment
                ----------
Indemnified Person shall be entitled to any recovery in accordance with this
Article VIII unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $10,000 and then only to the extent of such excess. Notwithstanding the foregoing, no ABS Indemnified Person shall be entitled to any recovery in accordance with clause (c) or (d) of
Section 8.4 for any inaccuracy or breach of the representations and warranties
(a) set forth in Section 3.22 relating to accounts receivable unless and until the amount of such Losses suffered, sustained or incurred by such ABS Indemnified Person, or to which such ABS Indemnified Person becomes subject, by reason of such inaccuracy or breach exceeds $30,000 and then only to the extent of such excess or (b) set forth in Section 3.23 relating to inventory unless and until the amount of such Losses suffered, sustained or incurred by such ABS Indemnified Person, or to which such ABS Indemnified Person becomes subject, by reason of such inaccuracy or breach exceeds $90,000 and then only to the extent of such excess.

          8.8.  Notice and Opportunity to Defend. If a claim for Losses (a
                --------------------------------
"Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.6 and 8.7 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          8.9.  Indemnification Payments. At the Closing, ABS will deliver by
                ------------------------
wire transfer of immediately available funds $100,000 (One Hundred Thousand Dollars) of the Estimated Purchase Price to the Escrow Agent to be held by the Escrow Agent for 18 months pursuant to the terms of the Escrow Agreement and to serve as partial security for the indemnification obligations of the Existing Shareholders under this Agreement. Any indemnification obligations of the Existing Shareholders under this Article VIII shall be first satisfied by amounts held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          9.1.  Expenses. Except as otherwise set forth in this Agreement, ABS
                --------
shall pay all costs and expenses incurred by it on its behalf, and the Companies shall pay all costs and expenses incurred by the Companies or the Existing Shareholders or on the Companies' or the Existing Shareholders' behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

          9.2.  Notices. All notices, requests, demands and other communications
                -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below (except that any notice to be provided to any Existing Shareholder shall be so provided at the address and telecopy number as set forth on Annex C hereto):

     If to Oakland, Sacramento or any Existing Shareholder, at

          Milligan-Spika Co.
          463 Roland Way
          Oakland, California 94621
          Attn.: R. Sheldon Milligan, Jr.
          Telecopy No.: (510) 430-0807

     With a Copy to:

          Strauss Nickerson LLP
          3717 Mt. Diablo Boulevard
          Suite 200
          Lafayette, California 94549-3588
          Attn.: Steven Cash Nickerson
          Telecopy No.: (925) 299-8563

     If to ABS:

          c/o HDA Parts System, Inc.
          520 Lake Cook Road
          Deerfield, Illinois 60015
          Attn.: John J. Greisch
          Telecopy No.: (847) 444-1096

     With a Copy to:

          Brentwood Associates
          11150 Santa Monica Boulevard
          Suite 1200
          Los Angeles, California 90025
          Attn.: Christopher A. Laurence
          Telecopy No.: (310) 477-1011

     And:

          Jones, Day, Reavis & Pogue
          77 West Wacker
          Chicago, Illinois 60601
          Attn.: Timothy J. Melton
          Telecopy No.: (312) 782-8585

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

          9.3.  Counterparts. This Agreement may be executed simultaneously in
                ------------
one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.4.  Entire Agreement. This Agreement and the Ancillary Agreements
                ----------------
constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

          9.5.  Headings. The headings contained in this Agreement and in the
                --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6.  Assignment; Amendment of Agreement. This Agreement shall be
                ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

          9.7.  Governing Law. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with the internal laws of the State of California applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

          9.8.  Further Assurances. Each Party agrees that it will execute and
                ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

          9.9.  No Third-Party Rights. This Agreement is not intended, and shall
                ---------------------
not be construed, to create any rights in any parties other than ABS, the Companies and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10. Non-Waiver. The failure in any one or more instances of a Party
                ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11. Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12. Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          9.13. Knowledge. As used herein, to the "knowledge" includes (a)
                ---------
actual knowledge of any officer, director or shareholder of the Companies and any employee of the Companies whose job duties include the supervision of the subject matter in question and (b) such knowledge as would have been obtained by any of the foregoing individuals after inquiring of the appropriate personnel and after conducting, or having had conducted by such appropriate personnel, a diligent search of files, computer records and other available data.

                           (signature page follows)

          IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.


                                        ASSOCIATED BRAKE SUPPLY, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CALIFORNIA EQUIPMENT COMPANY


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CALIFORNIA EQUIPMENT CO. OF SACRAMENTO


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        MILLIGAN-SPIKA CO. PROFIT SHARING TRUST


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        _____________________________________
                                               R. SHELDON MILLIGAN, JR.


                                        _____________________________________
                                               R. SHELDON MILLIGAN, III


                                        MILLIGAN-SPIKA CO.


                                        By:__________________________________
                                        Name:________________________________
                                        Title:_______________________________

                                    ANNEX A

                           THE EXISTING SHAREHOLDERS

                         California Equipment Company

Name                                                     Shares

Milligan-Spika Co. Profit Sharing Trust                   812
R. Sheldon Milligan, III                                  104
R. Sheldon Milligan, Jr.                                   61
Milligan-Spika Co.                                         39


                    California Equipment Co. of Sacramento

Name                                                     Shares

Milligan-Spika Co. Profit Sharing Trust                   480
R. Sheldon Milligan, III                                   48
R. Sheldon Milligan, Jr.                                   32
Milligan-Spika Co.                                         40

                                    ANNEX B

     "Assets" shall mean all of the right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business and in which the Companies have any interest on the Closing Date and reflected on the Closing Balance Sheet including, subject to Section (f) below, the value of the Companies' investment in stock of HD America; provided, however, that the following rights, titles and interests
            --------  -------
of the Companies shall be excluded from the definition of Assets (the "Excluded Assets"):

     (a)  all cash;

     (b) all insurance policies and proceeds and rights arising out of such policies relating to the Excluded Assets;

     (c) all records prepared in connection with the sale of the Business (including bids from third parties);

     (d) all rights (including Tax and other refunds and claims thereto) relating to the Excluded Liabilities;

     (e)  all nonassignable Licenses and Permits;

     (f) the value of the Companies' investment in HD America stock if the Companies are able to receive current Book Value of such stock as defined in the HD America Shareholders Agreement;

     (g) the HD America rebate for 1999 in the approximate amount of $100,000 pro-rated as of the Closing Date;

     (h) the HD America certificate of indebtedness for rebates for the years 1997 and 1998 in the approximate amount of $117,000, less the amount of the Tisco Rebate Payable;

     (i)  the restricted cash on deposit with the Jefferson City Bank;

     (j)  forklift VIN# 51935-33; and

     (k)  computer serial # N15198015JG model PB708-MA.

                                      B-1